Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 01/31/2008


Due to the restrictions in the format of form N-SAR, all breakpoints of the investment advisory fee were unable to be listed. Below is a complete list of the breakpoits:

Series 1

48.

Step		Asset Value ($000's ommitted)		Annual Fee Rate

first		$   250000				0.750%
next		$   250000				0.650%
next		$  2500000				0.550%
next		$  1000000				0.540%
next		$  1000000				0.530%
next		$  1000000				0.520%
next		$  1000000				0.510%
next		$  3000000				0.500%
next		$  8000000				0.485%
next		$  7000000				0.470%
next		$  8000000				0.455%
next		$  7000000				0.440%
next		$  8000000				0.425%
over		$ 48000000				0.410%



Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 1

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 322952

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $   6912
	    Class C	      $  23356
	    Class R	      $   6298
	    Class Y	      $  99427

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.43

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $  0.10
    	    Class C	      $  0.12
	    Class R	      $  0.30
	    Class Y	      $  0.54


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            759037

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	        62601
	    Class C            199543
	    Class R	        21758
	    Class Y	       192705


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 38.20

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 36.59
	    Class C           $ 36.83
	    Class R	      $ 38.24
	    Class Y           $ 38.64


Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  101

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B           $    -
	    Class C           $    -


72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 4371

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B                - (1)
	    Class C                - (1)

	    (1) less than $500

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.02

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $    -
    	    Class C	      $    -

73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 0.99

	2.  Distributions of capital gains (per share)
	    Class B	      $ 0.99
    	    Class C	      $ 0.99

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         4698

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                 - (1)
	    Class C                 - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 12.84

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.17
	    Class C           $ 12.19